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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT



        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 13, 1996 with respect to the consolidated financial statements of Flextronics International Ltd. in the Registration Statement (Form S-3) and related Prospectus of Flextronics International Ltd. for the registration of 1,750,000 shares of its Ordinary Shares.



/s/ Ernst & Young
Ernst & Young
Certified Public Accountants



March 11, 1997
Singapore